UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 26, 2020

SLM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13251	52-2013874
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Continental Drive Newark, Delaware	19713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 451-0200

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.20 per share	SLM	The NASDAQ Global Select Market
Floating Rate Non-Cumulative Preferred Stock, Series B, par value $.20 per share	SLMBP	The NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 29, 2020, SLM Corporation (the “Company”) closed an offering of $500,000,000 aggregate principal amount of 4.200% Senior Notes due 2025 (the “Notes”) issued by the Company (the “Offering”).

The Notes have been registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (File No. 333-226337) (the “Registration Statement”). The Company has filed with the SEC a prospectus supplement dated October 26, 2020, together with the accompanying prospectus dated July 25, 2018, relating to the offer and sale of the Notes.

The Notes were issued under an indenture dated June 17, 2015 (the “Base Indenture”) with Deutsche Bank National Trust Company, as trustee, as supplemented by the second supplemental indenture dated October 29, 2020 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”). The Notes bear interest at the rate of 4.200% per annum. Interest is payable on April 29 and October 29 of each year, beginning April 29, 2021. The Notes will mature on October 29, 2025. The Company may redeem the Notes, in whole or in part, at any time at the applicable redemption prices, as set forth in the Indenture. In addition, if the Company experiences certain change of control events with respect to the Notes, it must offer to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes at a purchase price equal to 101% of the principal amount of Notes repurchased, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

The Company intends to use part of the net proceeds from the Offering to fund the tender offer for up to 2,000,000 shares of its outstanding Floating Rate Non-Cumulative Preferred Stock, Series B, par value $0.20 per share. The Company intends to use the remaining proceeds for general corporate purposes, which may include the repayment of debt and future share repurchase programs.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture and the form of the Notes, which are incorporated by reference into the Registration Statement and are attached to this Current Report on Form 8-K as Exhibit 4.1 and Exhibit 4.2, respectively. The Base Indenture was previously incorporated by reference into the Registration Statement pursuant to Exhibit 4.3 to the Company’s Registration Statement on Form S-3ASR filed on July 25, 2018. A copy of the opinion of Davis Polk & Wardwell LLP, special New York counsel to the Company, relating to the validity of the Notes, is incorporated by reference into the Registration Statement and is attached to this Current Report on Form 8-K as Exhibit 5.1; and a consent relating to such incorporation of such opinion is incorporated by reference into the Registration Statement and is attached to this Current Report on Form 8-K as Exhibit 23.1 by reference to its inclusion within Exhibit 5.1.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT.

The information included in Item 1.01 with respect to the Indenture is incorporated by reference into this item.

ITEM 8.01.	OTHER EVENTS.

On October 26, 2020, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named therein, in connection with the Offering. The Underwriting Agreement includes the terms and conditions for the offering and sale of the Notes, indemnification and contribution obligations, and other terms and conditions customary in agreements of this type.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is incorporated by reference into the Registration Statement and is attached to this Current Report on Form 8-K as Exhibit 1.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated October 26, 2020, among SLM Corporation, J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named therein

4.1	Second Supplemental Indenture dated as of October 29, 2020 between SLM Corporation and Deutsche Bank National Trust Company, as trustee

4.2	Form of Senior Note due 2025

5.1	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2020

SLM CORPORATION

By:	/s/ Steven J. McGarry
Name:	Steven J. McGarry
Title:	Executive Vice President and Chief Financial Officer